Exhibit 3.1

BARBARAK. CEGAVSKE•090204• Secretary of State 202 North Carson Street Carson City, Nevada 89701.4201 (775) 6844708 Website: www6nvsosagov Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390) USE BLACK INK ONLY DO NOT HIGHLIGHTABOVE SPACE IS FOR OFFICE USE ONLY Certificate of Amendment to Articless f Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390  After Issuance of Stock) 1. Name of corporation: -.1.111. 1pamml•-mai•RERAISE GAMING CORPORATION 2. The articles have been amended as follows: (provide article numbers, if available)  ATTACHED IS EXHIBIT A TO ACTION BY WRITTEN CONSENT OF THE BOARD OF a DIRECTORS OF RERAISE GAMING CORPORATION STATING THE NAME CHANGE OF THE CORPORATION AS FOLLOWS: THE NAME OF THE CORPORATION IS NOW: STAR ALLY INC. 4 10-m-m.19-m--•  im  i• •••1.1■1■1■•■•••••miammi•-•■=7■1=1..1.1i1•■•■-•!•.•. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the rovisions of the articles of incorporation* have voted in favor of the amendment is:  Smi Date: 1 s- /60r_.,4. Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed) 5. Signature: (required) Signature of icer N; PP If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of  outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of  the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to  limitations or restrictions on the voting power thereof. IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. Nevada Secretary of State AmendProfit-After This form must be accompanied by appropriate fees. Revised:  1-5-15